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                            BAYOU STEEL CORPORATION

                OFFER TO EXCHANGE ALL OUTSTANDING UNREGISTERED
                     9 1/2% FIRST MORTGAGE NOTES DUE 2008
              FOR REGISTERED 9 1/2% FIRST MORTGAGE NOTES DUE 2008

To Our Clients:

  Enclosed for your consideration is a Prospectus dated         , 1998 (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Bayou Steel Corporation (the "Company") to exchange each outstanding 9 1/2% First Mortgage Note due 2008 issued and sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (collectively, the "Old First Mortgage Notes"), for one
9 1/2% First Mortgage Note due 2008.

  The material is being forwarded to you as the beneficial owner of Old First Mortgage Notes carried by us for your account or benefit but not registered in your name. A tender of any Old First Mortgage Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old First Mortgage Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old First Mortgage Notes in the Exchange Offer.

  Accordingly, we request instructions as to whether you wish us to tender any or all Old First Mortgage Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old First Mortgage Notes.

  The Exchange Offer will expire at 5:00 p.m., New York City Time, on      ,
1998, unless extended by the Company (as so extended, the "Expiration Date"). Old First Mortgage Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

  The Exchange Offer is not being made to nor will exchanges be accepted from or on behalf of holders of Old First Mortgage Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

  If you wish to have us tender any or all of your Old First Mortgage Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old First Mortgage Notes held by us and registered in our name for your account or benefit.

                                          Very truly yours,

  YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER OLD FIRST MORTGAGE NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER.

                                 INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of the Company.

  This will instruct you to tender the principal amount of Old First Mortgage Notes indicated below held by you for the account or benefit of the undersigned pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

  The aggregate face amount of the Old First Mortgage Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

  $               of the 9 1/2% First Mortgage Notes due 2008.


  With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

  [_] To TENDER the following Old First Mortgage Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD
     FIRST MORTGAGE NOTES TO BE TENDERED) (IF ANY): $               .

  [_] NOT to TENDER any Old First Mortgage Notes held by you for the account of the undersigned.

  If the undersigned instructs you to tender the Old First Mortgage Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired in exchange for Old First Mortgage Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not the undersigned, (ii) neither the undersigned nor any such other person has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes, and (iii) neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act of 1933, as amended) of the Company, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old First Mortgage Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes.

                                          SIGN HERE

Dated: __________, 1998                   _____________________________________
                                          Signature(s)

                                          Name: _______________________________

                                          Address: ____________________________
                                          _____________________________________
                                          _____________________________________

                                          Social Security or Taxpayer ID No.:
                                          _____________________________________